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                                                                   Exhibit 3f

                                              FILED
                                                Aug 17 1987

                            CERTIFICATE OF CORRECTION OF
                        THE CERTIFICATE OF AMENDMENT TO THE
                       RESTATED CERTIFICATE OF INCORPORATION
                             OF CRONUS INDUSTRIES, INC.

     Cronus Industries, Inc., a corporation organized and existing under and by virture of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

     FIRST: That on May 8, 1987, C. A. Rundell, Jr., the Chairman of the Board and Chief Executive Officer of the Corporation, executed a Certificate of Amendment to the Restated Certificate of Incorporation of Cronus Industries, Inc., reflecting an Amendment to the Restated Certificate of Incorporation of the Corporation adopted by the Board of Directors on February 25, 1987, and adopted by the stockholders of the Corporation on April 23, 1987.

     SECOND: That the Certificate of Amendment was improperly executed in that it was not attested by the Secretary of the Corporation;

     THIRD: That the Corporation desires to correct this inaccuracy as provided below:

               "IN WITNESS WHEREOF, Cronus Industries, Inc. has caused this Certificate to be executed in accordance with Section 103 of the General Corporation Law of the State of Delaware by C. A. Rundell, Jr., its Chairman of the Board and Chief Executive Officer, this 8th day of May, 1987.


                                             CRONUS INDUSTRIES, INC.


                                             By:   /s/
                                                  ____________________________
                                                  C. A. Rundell, Jr.
                                                  Chairman of the Board;
                                                  Chief Executive officer

ATTEST:


          /s/
_______________________________
John K. Sterling



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     IN WITNESS WHEREOF, Cronus Industries, Inc. has caused this Certificate of
Correction to be executed in accordance with Section 103(f) of the General Corporation Law of the State of Delaware by C. A. Rundell, Jr., its Chairman of the Board and Chief Executive Officer, this 31st day of July, 1987.

                                                   CRONUS INDUSTRIES, INC.



                                                      C. A. Rundall, Jr.
                                                      Chairman of the Board;
                                                      Chief Executive Officer

ATTEST:

     /s/
________________________
John K. Sterling


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